QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.32

AMENDMENT NUMBER FOUR TO LOAN AND
SECURITY AGREEMENT AND WAIVER

        This Amendment Number Four to Loan and Security Agreement and Waiver ("Fourth Amendment") is entered into as of January 8, 2003, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation ("Borrower"), in light of the following:

        A.    Borrower and Foothill have previously entered into that certain Loan and Security Agreement, dated as of December 14, 2000;

        B.    On or about June 19, 2001, Borrower and Foothill entered into that certain amending Letter Agreement, whereby certain terms and conditions of the Agreement were temporarily amended;

        C.    On or about February 22, 2002, Borrower and Foothill entered into that certain Amendment Number One to Loan and Security Agreement whereby certain terms and conditions of the Agreement were amended;

        D.    On or about August 14, 2002, Borrower and Foothill entered into that certain Amendment Number Two to Loan and Security Agreement whereby certain terms and conditions of the Agreement were further amended

        E.    On or about December 11, 2002, Borrower and Foothill entered into that certain Amendment Number Three to Loan and Security Agreement whereby certain terms and conditions of the Agreement were further amended (the Loan Agreement, as amended by the letter agreement, the first amendment, the second amendment, and the third amendment, as referenced above, is hereinafter referred to as the "Loan Agreement");

        F.    At the time of the execution of the third amendment, Borrower and Foothill had not finally agreed upon financial covenants of Borrower, but nevertheless amended section 7.17 on what was anticipated to be an interim basis only; and

        G.    Borrower and Foothill have agreed on the financial covenants and desire to amend Section 7.17 of the Loan Agreement nunc pro tunc, effective as of December 11, 2002.

        NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

        1.    DEFINITIONS.    All initially capitalized terms used in this Second Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

        2.    AMENDMENTS.

          Section 7.17 of the Loan Agreement is deleted in its entirety (effective as of December 11, 2002), and the following substituted in its place and stead:

        "7.17 Financial Covenants.

          (a)  (a) Fail to maintain Tangible Net Worth of at least the required amounts set forth in the following table as of the applicable dates set forth opposite thereto:

Applicable Amount	Applicable Date
$38,000,000	3/28/03
$38,000,000	6/27/03
$42,000,000	9/26/03
$44,000,000	12/31/03, and the last day of each fiscal quarter thereafter

          (b)  Fail to maintain a ratio of Unbilled Receivables to net Accounts equal to or less than the ratios set forth in the following table as of the applicable dates set forth opposite thereto:

Applicable Ratio	Applicable Date
1.73 : 1.00	3/28/03
1.42 : 1.00	6/27/03
1.46 : 1.00	9/26/03
1.49 : 1.00	12/31/03, and the last day of each fiscal quarter thereafter

        3.    REPRESENTATIONS AND WARRANTIES.    Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

        4.    NO DEFAULTS.    Borrower hereby affirms to Foothill that, other than Events of Default having been expressly waived by Foothill in writing, no Event of Default has occurred and is continuing as of the date hereof.

        5.    CONDITION PRECEDENT.    The effectiveness of this Second Amendment is expressly conditioned upon the receipt by Foothill of an executed copy of this Second Amendment.

        6.    COSTS AND EXPENSES.    Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

        7.    LIMITED EFFECT.    In the event of a conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Agreement, the terms and provisions of this Second Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

        8.    COUNTERPARTS; EFFECTIVENESS.    This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Second Amendment. This Second Amendment shall become effective upon the execution of a counterpart of this Second Amendment by each of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number Four to Loan and Security Agreement as of the date first set forth above.

FOOTHILL CAPITAL CORPORATION, a California corporation
By:	/s/ CHARLES KIM
Title:	Vice President
EVANS & SUTHERLAND COMPUTER, a Utah corporation
By:	/s/ WILLIAM M. THOMAS
Title:	Corporate V.P., C.F.O., Treasurer

QuickLinks

  Exhibit 10.32